Exhibit 10.35

AMENDMENT

TO THE

AMBRX, INC.

2013 EQUITY INCENTIVE PLAN

THIS AMENDMENT TO THE AMBRX, INC. 2013 EQUITY INCENTIVE PLAN (this “Amendment”), dated as of [            ], 2014, is made and adopted by AMBRX, INC., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company has adopted the 2013 Equity Incentive Plan (as amended to date, the “Plan”);

WHEREAS, the Company desires to amend the Plan as set forth below;

WHEREAS, pursuant to Section 11(d) of the Plan, the Plan may be amended by the Board at any time, and the Board shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws; and

WHEREAS, the Board has approved this Amendment pursuant to resolutions adopted on May 23, 2014 and the stockholders of the Company have approved this Amendment pursuant to resolutions adopted on [      ], 2014.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

1.        The first two sentences of Section 5(a) of the Plan are hereby amended and restated to read as follows1:

“Subject to adjustment under Section 9 hereof, the aggregate number of shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 15,447,357 shares of Common Stock, (ii) 7,023,401 shares of Common Stock which as of March 31, 2014 were subject to Prior Plan Awards (as defined below) which may become available for issuance under the Plan pursuant to this Section 5(a) following the effective date of the Plan, and (iii) an annual increase on the first day of each calendar year beginning with January 1, 2015 and ending with the last January 1 during the initial ten-year term of the Plan, equal to (A) four percent (4%) of the shares of Common Stock outstanding (on an as converted basis) on the last day of the immediately preceding calendar year or (B) such lesser number of shares of Common Stock as determined by the Board. Subject to adjustment under Section 9 hereof, 35,000,000 shares of Common Stock shall be available for issuance pursuant to the exercise of Incentive Stock Options.”

[1]	These numbers do not reflect the reverse stock split which will be implemented by the Company in connection with the IPO.

2.        This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.